Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera Reports First Quarter 2018 Financial Results

First Quarter Revenue of $34.1 Million; Increases 16% Year-over-Year

North America System Revenue Grew 31% in the First Quarter

BRISBANE, California, May 8, 2018 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the first quarter ending March 31, 2018.

Key financial highlights for the first quarter 2018, when compared to the first quarter 2017, include:

●	Revenue increased 16% to $34.1 million, due primarily to 31% system revenue growth in North America;
o

Revenue growth continues to be driven by strong demand for the truSculpt® 3D and the successful launch of both the Juliet™ and Secret™ RF systems. Combined, these three systems accounted for over 35% of global sales in the first quarter;

o	Global average selling prices of the Company’s core xeo® and the excel™ family of systems increased compared to first quarter 2017; and
o

Products consumed in procedures using the truSculpt 3D, Juliet and Secret RF platforms, plus distributed skincare products, accounted for 6% of total sales in the first quarter. Recurring revenue, which includes these sales and Service revenue, accounted for 20% of total revenue in the first quarter.

●

Gross Margin of 51% compared to 53% in the first quarter 2017 reflects a combination of factors, including elevated investment in our service organization and increased facility and warranty costs. The increase in service spend includes activities aimed at scaling our service organization with the goal of improving our customers’ productivity worldwide.

●	Net Loss was $2.0 million, or $0.15 per fully diluted share while non-GAAP* net loss was $0.3 million, or $0.02 per fully diluted share.

“Our first quarter performance in North America was strong, as system revenue grew 31% over last year. Continued demand for truSculpt 3D and the launch of our Juliet and Secret RF systems drove our results,” stated President and CEO, James Reinstein. “The overall performance in international was weighed down by a temporary administrative regulatory issue in Japan. Now resolved, this issue impacted our ability to import units into Japan for part of Q1 and over-shadowed very strong growth in Europe, the Middle East, and Australia. Net net, we still expect to achieve our full year revenue goal. While growth continues to drive our performance, we also continue to experience collateral ‘growing pains’ that reflect our focus on appropriately scaling our organization for the long term. Since I joined Cutera in early 2017, improving the Company’s infrastructure has been a top priority in order for the Company to sustain these impressive growth rates. We made significant progress in a short period of time and I expect continued improvements to be reflected in our financial results going forward. The overwhelming positive customer feedback we heard at the recent ASLMS conference supports what we are striving to accomplish at Cutera. Ultimately, we expect our efforts in scaling the Company to generate strong long-term shareholder value.”

Product Updates

At the recent American Society for Laser Medicine and Surgery (ASLMS) conference, Cutera launched its latest version of the enlighten® system, enlighten® SR. This system offers practitioners a solution to address both photodamaged and aging skin. Development and launch of our next generation truSculpt system remains on schedule and the Company will provide more details on its product pipeline, including this new offering and a general corporate update, at its analyst day later in 2018.

2018 Outlook:

●	We reiterate our 2018 revenue guidance range of between $178 to $181 million, an 18% - 20% increase over 2017;

●	Gross margin is expected to be in the range of 57% to 58%, as we continue to build our infrastructure to a scale appropriate to support our growth and our expanding customer base;

●	Operating expenses are expected to remain consistent with 2017 levels in the range of 52% to 54% of revenue, as we continue to invest in product development and the scalability of our operations;

●	Non-GAAP earnings per share is expected to be in the range of $1.03 to $1.11 as compared to $0.93 for the full-year of 2017; and

●	Adjusted EBITDA is expected to be in the range of $15.0 to $17.0 million.

Please refer to “Use of Non-GAAP Financial Measures” below for a description of items excluded from expected non-GAAP earnings.

Effect on Net Revenue for the Adoption of ASC 606

The Company adopted the New Revenue Standard (“ASC 606”), on January 1, 2018, using the modified retrospective method, which primarily impacted the Company’s recognition of commission costs. The Company recognized the cumulative effect of applying the new revenue standard as an adjustment of $5 million to retained earnings. The comparative information has not been restated and continues to be reported under the accounting standards in effect for the period presented.

Conference Call

The conference call to discuss these results is scheduled to begin today at 1:30 p.m. PST (4:30 p.m. EST). Participating in the call will be James Reinstein, President and Chief Executive Officer and Sandra Gardiner, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be archived online within one hour of its completion through May 29, 2018. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

CONTACTS:

Cutera, Inc.

Matthew Scalo
Vice President, Investor Relations & Corporate Development
415-657-5500
mscalo@cutera.com

Investor Relations

John Mills

Partner, ICR, Inc.

646-277-1254

john.mills@icrinc.com

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

Use of Non-GAAP Financial Measures

* In this press release, in order to supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain Non-GAAP financial measures for the statement of operations and net income per diluted share, which exclude non-cash expenses for stock-based compensation, depreciation and amortization, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the excluded items.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These Non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options, performance and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods. We believe that excluding this item allows users of our financial statements to better review and assess both current, and historical results of operations. We also believe that excluding non-cash expenses for stock-based compensation better allows for comparisons to our peer companies; and

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations. We continue to evaluate our business performance excluding non-cash charges and believe that excluding these items allows users of our financial statements to better review and assess both current, and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the first quarter ended March 31, 2018, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,	March 31,
	2018(1)	2017(1)	2017(1)
Assets
Current assets:
Cash and cash equivalents	$10,910	$14,184	$11,443
Marketable investments	13,062	21,728	36,990
Cash, cash equivalents and marketable investments	23,972	35,912	48,433

Accounts receivable, net	19,862	20,777	17,859
Inventories	30,979	28,782	15,672
Other current assets and prepaid expenses	2,601	2,903	2,403
Total current assets	77,414	88,374	84,367

Property and equipment, net	2,214	2,096	1,802
Deferred tax asset, net of current portion	21,792	19,055	394
Goodwill	1,339	1,339	1,339
Other long-term assets	5,367	374	389
Total assets	$108,126	$111,238	$88,291

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$8,206	$7,002	$3,089
Accrued liabilities	20,083	26,848	14,950
Deferred revenue	8,847	9,461	8,275
Total current liabilities	37,136	43,311	26,314

Deferred revenue, net of current portion	2,168	2,195	1,801
Income tax liability	384	379	169
Other long-term liabilities	583	460	565
Total liabilities	40,271	46,345	28,849

Stockholders' equity	67,855	64,893	59,442
Total liabilities and stockholders' equity	$108,126	$111,238	$88,291

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2018(1)	2017(1)

Net revenue	$34,125	$29,299
Cost of revenue	16,791	13,778
Gross profit	17,334	15,521
Gross margin %	51%	53%

Operating expenses:
Sales and marketing	13,088	10,773
Research and development	3,556	2,945
General and administrative	5,439	3,216
Total operating expenses	22,083	16,934
Loss from operations	(4,749)	(1,413)
Interest and other income, net	98	273
Loss before income taxes	(4,651)	(1,140)
Benefit for income taxes	(2,619)	(118)
Net loss	$(2,032)	$(1,022)

Net loss per share:
Basic and diluted	$(0.15)	$(0.07)

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,587	13,840

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change
	Q1	Q1	Q1 '18 Vs
	2018(1)	2017(1)	Q1 '17
Revenue By Geography:
United States	$21,136	$16,544	+28%
International	12,989	12,755	+2%
Total Net Revenue	$34,125	$29,299	+16%
International as a percentage of total revenue	38%	44%

Revenue By Product Category:
Systems
- North America	$18,944	$14,460	+31%
- Rest of World	8,295	8,532	-3%
Total Systems	27,239	22,992	+18%
Consumables	769	499	+54%
Skincare	1,256	984	+28%
Total Products	29,264	24,475	+20%

Service	4,861	4,824	+1%
Total Net Revenue	$34,125	$29,299	+16%

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

	Three Months Ended
	Q1	Q1
	2018	2017
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$154	$129
Sales and marketing	489	420
Research and development	191	237
General and administrative	854	609
	$1,688	$1,395

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2018				Three Months Ended March 31, 2017
	GAAP(1)	Adjustments*		Non-GAAP	GAAP(1)	Adjustments*		Non-GAAP

Net revenue	$34,125	$-		$34,125	$29,299	$-		$29,299
Cost of revenue	16,791	(239)	(a)	16,552	13,778	(197)	(a)	13,581
Gross profit	17,334	239		17,573	15,521	197		15,718
Gross margin %	51%			51%	53%			54%

Operating expenses:
Sales and marketing	13,088	(1,012)	(b)	12,076	10,773	(595)	(b)	10,178
Research and development	3,556	(206)	(c)	3,350	2,945	(241)	(c)	2,704
General and administrative	5,439	(858)	(d)	4,581	3,216	(610)	(d)	2,606
Total operating expenses	22,083	(2,076)		20,007	16,934	(1,446)		15,488
Income (loss) from operations	(4,749)	2,315		(2,434)	(1,413)	1,643		230
Interest and other income, net	98	-		98	273	-		273
Income (loss) before income taxes	(4,651)	2,315		(2,336)	(1,140)	1,643		503
Provision (benefit) for income taxes	(2,619)	566	(e)	(2,053)	(118)	6	(e)	(112)
Net income (loss)	$(2,032)	$1,749		$(283)	$(1,022)	$1,637		$615

Net income (loss) per share:
Basic and diluted	$(0.15)			$(0.02)	$(0.07)			$0.04

Weighted-average number of shares used in per share calculations:
Basic and diluted	13,587			13,587	13,840			13,840

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

Operating expenses as a % of net revenue	GAAP(1)	Non-GAAP	GAAP(1)	Non-GAAP
Sales and marketing	38.4%	35.4%	36.8%	34.7%
Research and development	10.4%	9.8%	10.1%	9.2%
General and administrative	15.9%	13.4%	11.0%	8.9%
	64.7%	58.6%	57.8%	52.9%

* Fiscal first quarter of 2018 and 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):
a)	Adjustment of $239 and $197 for 2018 and 2017, respectively, included non-cash expenses of $85 and $68 related to depreciation and amortization, and $154 and $129 of stock-based compensation.
b)	Adjustment of $1,012 and $595 for 2018 and 2017, respectively, included non-cash expenses of $523 and $175 related to depreciation and amortization, and $489 and $420 of stock-based compensation.
c)	Adjustment of $206 and $241 for 2018 and 2017, respectively, included non-cash expenses of $15 and $4 related to depreciation, and $191 and $237 of stock-based compensation.
d)	Adjustment of $858 and $610 for 2018 and 2017, respectively, included non-cash expenses of $4 and $1 related to depreciation and $854 and $609 for stock-based compensation.
e)

Adjustment of $566 and $6 for 2018 and 2017, respectively, relates to the net impact of excluding the Non-GAAP adjustments from our tax provision.  The 2018 adjustment of $566 excludes $1.5M tax benefit of excess stock deductions.

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2018(1)	2017(1)
Cash flows from operating activities:
Net loss	$(2,032)	$(1,022)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,688	1,395
Depreciation of tangible assets	254	248
Amortization of contract acquisition costs	373	-
Change in deferred tax asset	(2,737)	(17)
Other	25	(34)
Changes in assets and liabilities:
Accounts receivable	915	(1,305)
Inventories	(2,197)	(695)
Accounts payable	1,204	491
Accrued liabilities	(6,727)	(2,657)
Deferred revenue	(456)	(23)
Other	(357)	(166)
Net cash used in operating activities	(10,047)	(3,785)

Cash flows from investing activities:
Acquisition of property, equipment and software	(104)	(69)
Disposal of property and equipment	-	25
Net change in marketable investments	8,654	3,318
Net cash provided by investing activities	8,550	3,274

Cash flows from financing activities:
Repurchases of common stock	—	(2,700)
Proceeds from exercise of stock options and employee stock purchase plan	633	1,751
Taxes paid related to net share settlement of equity awards	(2,288)	(784)
Payments on capital lease obligations	(122)	(88)
Net cash used in financing activities	(1,777)	(1,821)

Net decrease in cash and cash equivalents	(3,274)	(2,332)
Cash and cash equivalents at beginning of period	14,184	13,775
Cash and cash equivalents at end of period	$10,910	$11,443

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.